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                                                                   EXHIBIT 10f10

                        HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

              (As Amended and Restated Effective January 1, 1991)


                                Ninth Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Executive Incentive Compensation Plan, effective January 1, 1991, and as thereafter amended (the "Plan"), and having reserved the right under Paragraph 18 thereof to amend the Plan, does hereby amend the Plan, effective as of the dates specified, as follows:

                 1. Paragraph 8 of the Plan is hereby amended, effective as of January 1, 1998, by striking the first sentence and inserting the following in lieu thereof:

                 "The Incentive Compensation Fund for any Plan Year shall be limited to the sum of the Maximum Annual Incentive Award Opportunities and Maximum Long-Term Incentive Award Opportunities for all Participants for that Plan Year, unless the Committee makes a specific determination pursuant to Paragraph 3D. hereinabove."

                 2. The first sentence of Paragraph 10B. of the Plan is hereby amended in its entirety, effective January 1, 1998, to read as follows:

                 "B.      Payment of Vested Portion of Annual Award.  A
         Participant who has been granted an Annual Award for a Plan Year must have been continually employed with an Employer through December 31 of such Plan Year in order to be eligible for payment of such Annual Award; provided, however, that if (i) a Participant's Agreement specifies that his Annual Award contains a vested portion and (ii) the Participant terminates employment during the Plan Year by reason of death, disability or retirement, but after completion of no less than ninety days of continuous service with an Employer, the Participant shall be eligible to receive a prorated Annual Award which shall be calculated as a fraction multiplied by the vested portion of the Participants' target Annual Award for the Plan Year, where the numerator is the number of days of completed continuous service with an Employer during the Plan Year (excluding days during which a Participant is on an unpaid leave of absence) and the denominator is the total number of days in the Plan Year."





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                 3.       Paragraph 2S. of the Plan is hereby amended,
effective as of January 1, 1997, to read as follows:

                 "S.      'Participant':  An employee who is selected to
         participate in the Plan; provided, however, that from and after January 1, 1997, no individual employed at the South Texas Nuclear Project shall be eligible to become a Participant."

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 26th day of February, 1998, but effective as of the dates specified herein.

                                     HOUSTON INDUSTRIES INCORPORATED


                                     By /s/ LEE W. HOGAN
                                       -----------------------------------
                                       Name:  Lee W. Hogan
                                            ------------------------------
                                       Title:  Executive Vice President
                                             -----------------------------

ATTEST:

/s/ RICHARD B. DAUPHIN
---------------------------------
Assistant Corporate Secretary





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